UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

ARGONAUT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14950	95-4057601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10101 Reunion Place, Suite 500

San Antonio, Texas 78216

(Address of Principal executive offices, including Zip Code)

(210) 321-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement.

For purposes of encouraging the retention of its key executive team, on June 30, 2006, the Compensation Committee of the Board of Directors of Argonaut Group, Inc. (the “Company”) authorized the Company to enter into Executive Retention Agreements (the “Retention Agreements”) to replace the previously existing retention agreements, which expired by their terms as of July 1, 2006, with the following executive officers of the Company and its subsidiaries: Barbara C. Bufkin, Mark W. Haushill, Byron L. LeFlore, Jr. and Charles W. Weaver. The Retention Agreements are substantially similar to the previously existing retention agreements, with the only exception being that the term will commence on July 1, 2006 and will expire on July 1, 2008.

The Retention Agreements provide that if a “Change of Control” occurs during the term of an executive officer’s Retention Agreement, and the executive officer’s employment is terminated within 18 months thereafter, the executive officer will receive a lump sum severance payment equal to a multiple of such executive officer’s annual cash compensation (which in no case exceeds a multiple of two) and reimbursement of COBRA health insurance costs for the following 12 months. Also, upon payment being made under a Retention Agreement, vesting will occur under any applicable stock option or restricted stock plan and the executive officer will become subject to non-competition restrictions for one year.

For purposes of the Retention Agreements a “Change of Control” will occur if more than thirty percent (30%) of the combined voting power of the Company is acquired by another person or entity.

Benefits under the Retention Agreements are not available if an executive officer is terminated for reasons defined to constitute “Cause” or if the executive officer chooses to terminate the employment relationship for reasons not defined to constitute “Good Reason.” For example, severance payments (x) need not be paid after a Change of Control if an executive officer is terminated as a result of failing to perform duties consistent with the executive officer’s previous duties and (y) must be paid if an executive officer terminates employment on his or her own as a result of a material and adverse change in such executive officer’s duties or responsibilities after a Change of Control.

Other than technical language changes reflecting the respective executive officers employment with either the Company or one of its subsidiaries, all of the Retention Agreements are identical except as to the amount of the lump sum severance payment. Any severance payment to Ms. Bufkin, Mr. Haushill and Mr. LeFlore will be twice the amount of their annual base cash compensation, while the severance payment for Mr. Weaver will be equal to the amount of one year of his annual base cash compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006

ARGONAUT GROUP, INC.

/s/ Craig S. Comeaux
By:	Craig S. Comeaux
Its:	Vice President, Secretary and Deputy
General Counsel

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